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                                                                   EXHIBIT 4.12

                          FOURTH SUPPLEMENTAL INDENTURE

        FOURTH SUPPLEMENTAL INDENTURE dated as of August __, 1997, among ENVIROTEST SYSTEMS CORP., a Delaware corporation (the "Company"), ENVIROTEST TECHNOLOGIES, INC., a Delaware corporation, REMOTE SENSING TECHNOLOGIES, INC., a Delaware corporation, ENVIROTEST PARTNERS, a Pennsylvania partnership, ENVIROTEST ACQUISITION CO., a Delaware corporation, SYSTEMS CONTROL, INC., a Washington corporation, and ENVIROTEST ILLINOIS, INC., a Delaware corporation (the "Guarantors"), and FIRST TRUST NATIONAL ASSOCIATION, as Trustee (the "Trustee").

                                    RECITALS

        WHEREAS, the Company, the Guarantors and the Trustee entered into an Indenture, dated as of March 15, 1994 (the "Original Indenture"), pursuant to which the Company issued $200,000,000 in principal amount of its 9 1/8% Senior Notes due 2001 (the "Securities") (capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Indenture); and

        WHEREAS, the Company, the Guarantors named therein and the Trustee amended the Original Indenture by entering into a First Supplemental Indenture dated as of May 28, 1994 (the "First Supplemental Indenture") in accordance with
Section 9.1 of the Original Indenture; and

        WHEREAS, the Company, the Guarantors named therein and the Trustee amended the Original Indenture and the First Supplemental Indenture by entering into a Second Supplemental Indenture dated as of January 30, 1996 (the "Second Supplemental Indenture") in accordance with Section 9.1 of the Original Indenture; and

        WHEREAS, the Company, the Guarantors named therein and the Trustee amended the Original Indenture, the First Supplemental Indenture and the Second Supplemental Indenture by entering into a Third Supplemental Indenture dated as of March 25, 1997 (the "Third Supplemental Indenture") in accordance with
Section 9.1 of the Original Indenture (as so supplemented and amended by the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, the "Indenture"); and

        WHEREAS, Section 9.2 of the Indenture provides that the Company, the Guarantors and the Trustee may amend or supplement the Indenture with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Securities; and

        WHEREAS, all acts and things prescribed by the Indenture, by law and by the Restated Certificate of Incorporation and the Second Amended and Restated Bylaws of










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the Company, of the Guarantors and of the Trustee necessary to make this Fourth
Supplemental Indenture a valid instrument legally binding on the Company, the Guarantors and the Trustee, in accordance with its terms, have been duly done and performed; and

        WHEREAS, the written consent to the amendments or supplements to the Indenture have been obtained from not less than a majority of the Holders in the aggregate principle amount of the outstanding Securities; and

        WHEREAS, all condition precedent to amend or supplement the Indenture have been met;

        NOW, THEREFORE, to comply with the provisions of the Indenture, and in consideration of the above premises, the Company, the Guarantors, and the Trustee covenant and agree to the equal and proportionate benefit of the respective Holders of the Securities as follows:

                                    ARTICLE 1

        Section 1.01. This Fourth Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes, including but not limited to discharge of the Indenture as provided in Article 8 of the Indenture.

        Section 1.02. Definitional Amendments.

a.      ab.    Section 1.1 of the Indenture is hereby amended by deleting the word "and" appearing before "(vi)" in the definition of "Permitted Investment".

        b. abSection 1.1 of the Indenture is hereby amended by adding a new section to the end of the definition of "Permitted Investment" which reads in its entirety:

               and (vii) on and after the initial Consent Payment Obligation Date, Investments by the Company or any of its Subsidiaries not to exceed (together with Restricted Payments made pursuant to the third paragraph of Section 4.3) $10.0 million in the aggregate; provided, however, that such amount may be increased, at the election of the Company, which election may be made at any time prior to September 30, 1997, up to $20.0 million (which election may be made in one or two equal $5.0 million installments) if for each increase of $5.0 million the Company agrees to pay to the Consenting Holders an amount equal to .5% of the principal amount of Notes to which such Holder's consent relates.








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c.     ab      Section 1.1 of the Indenture is hereby amended by deleting the word "or" appearing before the "(iv)" in the definition of Restricted Payment.

d.     ab      Section 1.1 of the Indenture is hereby amended by adding a new section to the end of the definition of "Restricted Payment" which reads in its entirety:

               ,or (v) any payment to the holders of Senior Subordinated Notes in respect of the consent solicitation of such holders being effected pursuant to the Company's Consent Solicitation Statement dated August 4, 1997 (as supplemented on August 8, 1997).

e.     ab.     Section 1.1 of the Indenture is amended to include the following definitions:

               "9 1/8% Notes Offer" means an offer (which offer may contain conditions (other than with respect to any buy back of any of the Company's outstanding equity securities) customarily contained in debt tender offers) by the Company to the holders of the Notes to purchase up to $50 million aggregate principal amount of Notes at a price of 100% plus accrued and unpaid interest or pursuant to a "Dutch Auction" tender offer with a top range of 100% plus accrued and unpaid interest.

               "Consenting Holder" shall mean the holder of the Notes who duly consented to the Proposed Amendments set forth in the Company's Consent Solicitation Statement dated August 4, 1997 (as supplemented on August 8, 1997).

               "Consent Payment" means, the Initial Payment and, for each Option Increase, the Optional Increase Payment, if applicable.

               "Consent Payment Date" means the earlier of (i) five Business Days after the expiration of the 9 1/8% Notes Offer and (ii) September 30, 1997.

               "Consent Payment Obligation Date", means the date the 9 1/8% Notes Offer expires; provided that on or after such date the Company accepts (subject to the terms and conditions of such offer) securities validly tendered pursuant to and in accordance with the terms of such offer.

               "Initial Payment" means, for each Consenting Holder who duly consented to the Proposed Amendments set forth in the Company's Consent Solicitation Statement dated August 4, 1997 (as supplemented on August 8, 1997), 1.0% of the principal amount of Securities to which such Consenting Holder's consent relates.

               "Optional Increase" shall mean the exercise by the Company of its









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               election to increase the amount of Investments permitted to be made by subsection (vii) of the definition of Permitted Investments and the amount of Restricted Payments permitted to be made by the third paragraph of Section 4.3.

               "Optional Increase Payment" shall mean the amount required to be paid to Consenting Holders as a consequence of the exercise by the Company of any Optional Increase.

        Section 1.03. Amendments to Article IV.

        a. A new paragraph is added to the end of Section 4.3 which reads in its entirety:

                      Notwithstanding anything herein to the contrary, on and
               after the initial Consent Payment Obligation Date the provisions of this Indenture will not prohibit or restrict in any way the Company or any of its Subsidiaries from making other Restricted Payments not to exceed (together with Permitted Investments made pursuant to subsection (vii) of the definition of Permitted Investments) $10.0 million in the aggregate; provided, however, that such amount may be increased, at the election of the Company, which election may be made at any time prior to September 30, 1997, up to $20.0 million (which election may be made in one or two equal $5.0 million installments) if for each increase of $5.0 million the Company agrees to pay to the Consenting Holders an amount equal to .5% of the principal amount of Notes to which such Holder's consent relates. The payment of each Restricted Payment paid in accordance with this paragraph shall be counted for purposes of computing amounts expended pursuant to clause (c) of the first paragraph of this Section 4.3.

        Section 1.04. Addition of New Section.

        a.     A Section 13.16 is added which reads in its entirety:

               SECTION 13.16 Consent Payments.

                      On or prior to a Consent Payment Date, the Company shall
               deposit with the Paying Agent (other than the Company, a Guarantor or an Affiliate of the Company or Guarantor) U.S. Legal Tender sufficient to pay the Initial Payment or the Optional Increase Payment, as applicable, to all Consenting Holders, and upon such payment the Company shall be deemed for all purposes hereunder to have made such Consent Payments to the Consenting Holders. If the Consent Payment Date is a Legal Holiday, payment shall be made on the next succeeding







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               Business Day and no interest shall accrue for the period from such Consent Payment Date to such succeeding Business Day. Any Consent Payment shall be paid to each Consenting Holder notwithstanding that such Consenting Holder is no longer the registered owner on the Consent Payment Date of the Securities to which such Consenting Holder's consent related. The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose upon the written request of the Company.

                      In addition, on or prior to a Consent Payment Date, the
               Company shall mail a notice by first class mail, postage prepaid, to the Trustee and each Consenting Holder. At the Company's request, the Trustee shall give such notice in the Company's name and at the Company's expense. Each such notice shall state: (i) the Consent Payment Date; (ii) the number of Optional Increases exercised, if applicable; (iii) the amount of the Consent Payment; (iv) the name, address and telephone number of the Paying Agent; (iv) the CUSIP number of the Securities to which the Consent Payment relates; and (v) that the notice is being sent pursuant to this Section 13.16.

                                    ARTICLE 2

        Section 2.01. Except as specifically modified herein, the Indenture and the Securities are in all respects ratified and confirmed and shall remain in full force and effect in accordance with their terms.

        Section 2.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed or shall be construed to be assumed, by the Trustee by reason of this Fourth Supplemental Indenture. This Fourth Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

        Section 2.03. The laws of the State of New York shall govern this Fourth Supplemental Indenture without regard to principles of conflicts of law. The Trustee, the Company and the Guarantors agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Fourth Supplemental Indenture.

        Section 2.04. The parties may sign any number of copies of this Fourth Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.


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                                   SIGNATURES

        IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed, all as of the date first written above.

                                     COMPANY

                                     ENVIROTEST SYSTEMS CORP.


                                     By: /s/ F. Robert Miller
                                        ---------------------------------
                                        Name:  F. Robert Miller
                                        Title: CEO


                                     GUARANTORS

                                     ENVIROTEST TECHNOLOGIES, INC.


                                     By: /s/ F. Robert Miller
                                        ---------------------------------
                                        Name:  F. Robert Miller
                                        Title: CEO


                                     ENVIROTEST PARTNERS

                                     By:  ENVIROTEST SYSTEMS CORP.,
                                          its general partner


                                     By: /s/ F. Robert Miller
                                        ---------------------------------
                                        Name:  F. Robert Miller
                                        Title: CEO


                                     REMOTE SENSING TECHNOLOGIES, INC.


                                     By: /s/ F. Robert Miller
                                        ---------------------------------
                                        Name:  F. Robert Miller
                                        Title: CEO


                                     ENVIROTEST ACQUISITION CO.


                                     By: /s/ F. Robert Miller
                                        ---------------------------------
                                        Name:  F. Robert Miller
                                        Title: CEO




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                                     SYSTEMS CONTROL, INC.


                                     By: /s/ F. Robert Miller
                                        ---------------------------------
                                        Name:  F. Robert Miller
                                        Title: CEO


                                     ENVIROTEST ILLINOIS, INC.


                                     By: /s/ F. Robert Miller
                                        ---------------------------------
                                        Name:  F. Robert Miller
                                        Title: CEO

[Seal]

Attest:_________________


                                     FIRST TRUST NATIONAL
                                     ASSOCIATION, as Trustee



                                     By: /s/ Richard H. Prokosch
                                        ---------------------------------
                                        Name:  Richard H. Prokosch
                                        Title:


Attest: /s/ K. Banett
       -----------------------